EXHIBIT 10.43

                                SEVENTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT
                                  By and Among

                                 RAILTEX, INC.,

                       THE SEVERAL FINANCIAL INSTITUTIONS
                            PARTY TO THIS AGREEMENT,

                                       and

                            WELLS FARGO BANK (TEXAS),
                              NATIONAL ASSOCIATION,
                                    As Agent

                          Dated as of November 2, 1998
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                      SEVENTH AMENDMENT TO CREDIT AGREEMENT

      This is the Seventh Amendment (the "AMENDMENT"), dated as of November 2, 1998, to a Credit Agreement, dated as of May 17, 1996, among Wells Fargo Bank (Texas), National Association (formerly known as First Interstate Bank of Texas, N.A.), individually and as Agent (in its capacity as agent, the "AGENT"), National Bank of Canada, New York Branch, ABN Amro Bank, N.V. -Houston Agency, National City Bank of Kentucky (collectively, the "LENDERS") and RailTex, Inc. (the "BORROWER") and previously amended by amendments dated as of June 1, 1996, July 22, 1996, August 13, 1996, December 3, 1996, November 14, 1997 and
September 4, 1998 (as amended, the "AGREEMENT").

      The Borrower has requested that the Agent and the Lenders (i) waive any Default or Event of Default related to Borrower's failure to comply as of July 31, 1998 with the limit on capital expenditures set forth in Section 6.13 (the "WAIVER"), (ii) consent to a sale of a portion of the Borrower's investments made with proceeds of the Brazilian Acquisition Loans, (iii) amend the limit on capital expenditures set forth in Section 6.13, and (iv) amend Section 6.5 regarding dispositions of assets in order to permit the Borrower to participate in certain tax-free exchanges under Section 1031 of the Code (as defined in the Agreement). Subject to the terms and conditions herein contained, the Agent and the Lenders are willing to amend the Agreement as set forth below in this amendment.

      In consideration of the following Recitals, for $10 in hand paid and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound:

      Section 1. CERTAIN DEFINED TERMS. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

      Section 2. WAIVER. Subject to the terms of this Amendment, the Agent and the Lenders hereby grant the Waiver. The Waiver is limited as set forth herein and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement or any other Loan Document. The Agent's and the Lenders' Waiver shall not constitute and shall not be deemed to constitute a waiver of any other Event of Default or Default.

      Section 3. CONSENT. The Borrower desires to (i) sell approximately 49.5% of the Borrower's investments made with the proceeds of Brazilian Acquisition Loans for a price of $11,000,000 (the "TRANSACTION"), and (ii) apply the net proceeds of the Transaction to reduce outstanding Acquisition Loans or the Revolving Loans, at the option of the Borrower. The Transaction is not permitted under the Agreement without the prior written consent of the Majority Lenders and the Borrower requests that the Majority Lenders (i) consent to the Transaction, (ii) waive SECTION 6.5(IV) and SECTION 3.5(A) of the Agreement in connection with the Transaction, and (iii) waive any Default or Event of Default that would occur as a result thereof (the "REQUESTED CONSENT"). The Agent and the Lenders grant the Requested Consent
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on the express condition that the Borrower applies the net proceeds of the
Transaction to the Obligations as set forth in Section 4 below.

      Section 4. BORROWER'S AGREEMENT. As an inducement for the Agent and the Lenders to give the Required Consent to the Transaction, the Borrower covenants and agrees as follows, intending to be legally bound:

      (i) contemporaneously with the receipt of net proceeds of the Transaction, the Borrower shall cause the same to be used to reduce either the Acquisition Loans or the Revolving Loans, or both; and

      (ii) except with respect to the Requested Consent, all of the terms and provisions of the Loan Documents remain in full force and effect.

      Section 5.  AMENDMENTS.  The Agreement is amended as follows:

      (i) The definition of "Capital Expenditure Amount Limit" in Section 1.1 of the Agreement is amended and restated in its entirety as follows:

            "CAPITAL EXPENDITURE AMOUNT LIMIT" means $27,000,000.

      (ii) Section 3.5(a) of the Agreement is amended by adding the following language at the end of such subsection:

            Notwithstanding the foregoing, if the Borrower sells assets in connection with an anticipated tax-free exchange permitted under
            Section 6.5 hereof, the Borrower shall not be required to make a mandatory prepayment with the proceeds received from any such sale so long as the Borrower is diligently pursuing reinvestment of the proceeds in a like-kind purchase in accordance with the requirements of Section 1031 of the Code; PROVIDED, however, that during such time period, the proceeds must be placed in a trust or escrow arrangement for the benefit of the Agent, and further provided that, if the Borrower has not reinvested the proceeds in a like-kind purchase within 180 days of sale, the Borrower shall make a mandatory prepayment as required by this Section 3.5(a).

      (iii) The second proviso in Section 6.5 of the Agreement is amended and restated in its entirety as follows:

            PROVIDED, HOWEVER, that (A) the Borrower may contribute its Property to wholly-owned Subsidiaries engaged principally in

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            domestic United States operations, (B) the Borrower or its
            Subsidiaries may contribute, at book value not to exceed $15,000,000, locomotives to RailTex International provided that the same are reacquired at book value, within 10 days after the date of the funding of the Brazilian Acquisition Loans by RailTex International, and (C) the Borrower may participate in tax-free exchanges in accordance with Section 1031 of the Code with respect to the sale of parcels of real estate acquired in connection with the acquisition of shortline railroads that are not necessary or useful for the operation of the railroad being acquired or the Borrower's or any Subsidiary's business.

      Section 6. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the following conditions precedent:

            (i) Receipt by the Agent of fully signed counterparts of this Amendment; and

            (ii) Delivery of such other documents from the Borrower as the Agent shall reasonably request.

      Section 7. RATIFICATION OF CONTINUED FORCE AND EFFECT. Except as specifically amended herein, all of the terms and conditions of the Agreement and all of the Loan Documents executed in connection therewith or contemplated thereby are and remain in full force and effect in accordance with their respective terms. All of the terms used herein have the same meanings as set out in the Agreement, unless amended hereby or unless the context clearly required otherwise. References in the Agreement to the "Agreement," and the "Credit Agreement," "hereof," "herein" and the words of similar import shall be deemed to be references to the Agreement as amended through the Effective Date. Any reference in any Note or any other Loan Documents to the "Credit Agreement" shall be deemed to be references to the Agreement as amended through the Effective Date.

      Section 8. APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Houston, Harris County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

      Section 9. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Agent and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders and the Agent.

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      Section 10. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      Section 11. EFFECT OF CONSENT AND WAIVER. No consent or waiver, express or implied, by any Lender or the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      Section 12. HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section . NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties not to be applicable to this Amendment or any of the Loan Documents or the transactions contemplated hereby.

      Section 14. ENTIRE AGREEMENT. THIS AMENDMENT, THE AGREEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

               [Balance of this page intentionally left blank.]

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      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered effective as of the date first written above.


BORROWER:

RAILTEX, INC.                           Address:    4040 Broadway, Suite 200
                                                    San Antonio, Texas 78209
                                                    Attn: Joe Jahnke
                                                    Telephone No. (210) 841-7600
By:/s/JOSEPH P. JAHNKE                              Telecopy No. (210) 841-7629
     Joseph P. Jahnke
     Treasurer

AGENT:

WELLS FARGO BANK (TEXAS),               Domestic Lending Office and
NATIONAL ASSOCIATION                    Eurodollar Lending Office

                                        Address:    700 N. St. Mary's Street
                                                    Suite 300
By:/s/RONALD E. MERSER                              San Antonio, Texas 78205
     Ronald E. Merser                               Attn: Ronald E. Merser
     Vice President                                 Telephone No. (210) 554-0716
                                                    Telecopy No. (210) 554-0734
LENDERS:

WELLS FARGO BANK (TEXAS),               Domestic Lending Office and
NATIONAL ASSOCIATION                    Eurodollar Lending Office
                                        Address: 700 N. St. Mary's Street
                                                 Suite 300
                                                 San Antonio, Texas 78205
                                                 Attn: Ronald E. Merser
                                                       Vice President
                                                 Telephone No. (210) 554-0716
By:/s/RONALD E. MERSER                           Telecopy No. (210) 554-0734
     Ronald E. Merser
     Vice President


NATIONAL BANK OF CANADA,                Domestic Lending Office and
   NEW YORK BRANCH                      Eurodollar Lending Office

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By:/s/LARRY L. SEARS                    Address:    National Bank of Canada,
     Larry L. Sears                                 New York Branch
     Vice President and Manager                     125 W. 55th Street
                                                    New York, New York  10019

                                        With a copy to:
                  and

By:/s/DOUGLAS CLARK                     National Bank of Canada
     Douglas Clark                      2121 San Jacinto, Suite 1850
     Vice President                     Dallas, Texas 75201
                                        Attn: Mr. Douglas Clark
                                             Vice President
                                        Telephone No. (214) 871-1265
                                        Telecopy No.  (214) 871-2015

ABN AMRO BANK, N.V.                     Domestic Lending Office and
                                        Eurodollar Lending Office

                                        Address:  ABN AMRO Bank, N.V.
By:/s/LAURIE C. TUZO                    135 S. LaSalle St., Suite 625
     Laurie C. Tuzo                               Chicago, Illinois 60603
     Group Vice President                         ATTN: Loan Administrator
                                                  Telephone No.: (312) 904-8865
                                                  Telecopy No.: (312) 904-6893

                                        With a copy to:
                  and
By:/s/ERIC R. HOLLINGSWORTH
     Eric R. Hollingsworth              ABN AMRO Bank, N.V.
     Assistant Vice President           Three Riverway, Suite 1700
                                        Houston, Texas  77056
                                        Attn: Laurie C. Tuzo
                                        Telephone No. (713) 964-3360
                                        Telecopy No. (713) 961-1699


NATIONAL CITY BANK OF KENTUCKY          Domestic Lending Office and
                                        Eurodollar Lending Office

                                        Address:    101 South Fifth Street

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By:/s/DONALD R. PULLEN, JR.                         Louisville, Kentucky 40202
     Donald R. Pullen, Jr.                          Attn: Donald R. Pullen, Jr.
     Vice President                                 Telephone No. (502) 581-6352
                                                    Telecopy No. (502) 582-5122


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